CERTIFICATE OF CONVERSION TO LIMITED LIABILITY COMPANY

OF

WEATHERFORD INTERNATIONAL, INC.,
A Delaware Corporation

TO

WEATHERFORD INTERNATIONAL, LLC
A Delaware Limited Liability Company

This Certificate of Conversion to Limited Liability Company has been duly executed and is being filed by Weatherford International, Inc., a Delaware corporation (the "Corporation"), to convert the Corporation to Weatherford International, LLC, a Delaware limited liability company (the "LLC"), under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) and the General Corporation Law of the State of Delaware (8 Del. C. § 101, et seq.).

1. The Corporation was first incorporated on July 17, 1980 in the State of Delaware by filing its original Certificate of Incorporation with the Secretary of State of the State of Delaware on such date, and immediately prior to filing this Certificate of Conversion to Limited Liability Company was a corporation incorporated in the State of Delaware.

2. The name and type of entity of the Corporation immediately prior to the filing of this Certificate of Conversion to Limited Liability Company was Weatherford International, Inc., a Delaware corporation.

3. The name of the limited liability company into which the Corporation shall be converted as set forth in its certificate of formation is Weatherford International, LLC, a Delaware limited liability company.

4. The conversion of the Corporation to the LLC shall be effective on March 31, 2013 at 11:59 p.m. Eastern Time.

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IN WITNESS WHEREOF, the undersigned, a duly authorized officer acting on behalf of the Corporation, has executed this Certificate of Conversion to Limited Liability Company on the 28th day of March 2013.

WEATHERFORD INTERNATIONAL, INC.

By:______________________________
Name: Joseph C. Henry
Title: Senior Vice President – Legal and Corporate Secretary and Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:14 PM 03/28/2013
FILED 03:15 PM 03/28/2013
SRV 130373090 - 0895927 FILE

CERTIFICATE OF FORMATION

OF

WEATHERFORD INTERNATIONAL, LLC

This Certificate of Formation of Weatherford International, LLC has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.).

1. The name of the limited liability company is Weatherford International, LLC.

2. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is: The Corporation Trust Company.

3. This Certificate of Formation shall be effective on March 31, 2013 at 11:59 p.m. Eastern Time.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Weatherford International, LLC on the 28th day of March, 2013.

Pam Davis

Name: Pam Davis
Title: Authorized Person